Exhibit 4.1

UNDERWRITING AGREEMENT

TANZANIAN GOLD CORPORATION

6,695,652 Common Shares

December 16, 2019

R.F. Lafferty & Co., Inc.

40 Wall Street, 19th Floor

New York, NY 10005

Ladies and Gentlemen:

Tanzanian Gold Corporation, a company established under the Business Corporations Act (Alberta), Canada (the “Company”), proposes, subject to the terms and conditions stated herein, to sell to the several underwriters (the “Underwriters”) named on Schedule I hereto for whom you are acting as representative (the “Representative”), on a best efforts basis, an aggregate of up to 6,695,652 common shares (the “Shares”), no par value (the “Common Shares”).

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.                   Representations and Warranties of the Company. The Company represents and warrants to each of the Underwriters as follows:

(a)       The Company has filed with the Commission a registration statement on Form F-3 (No. 333-226949) including a related prospectus, covering the public offering and sale of up to $15,000,000 of its common shares, warrants, units and common share purchase rights from time to time pursuant to Rule 415 under the Act (as defined below), which registration statement was declared effective by the Commission on September 5, 2018. “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. Any reference to Registration Statement without reference to a time means the Registration Statement as of the Effective Time. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

For purposes of this Agreement:

“430B Information” with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430B(e) or retroactively deemed to be part of such registration statement pursuant to Rule 430B(f).

“430C Information” with respect to any registration statement, means information included in a prospectus then deemed to be part of such registration statement pursuant to Rule 430C.

“Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Applicable Time” means 6:00 A.M. (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 2 hereof.

“Commission” means the U.S. Securities and Exchange Commission.

“Effective Time” of the Registration Statement relating to the Shares means the time of the first contract of sale of the Shares.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Shares and otherwise satisfies Section 10(a) of the Act.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by it being so specified in Schedule II to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

“Statutory Prospectus” with reference to a particular time means the prospectus relating to the Shares that is included in a Registration Statement immediately prior to that time, including any document incorporated by reference therein and any 430B Information and all 430C Information. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that a form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

“Significant Subsidiary” means a “Significant Subsidiary” as defined in Rule 405.

“Subsidiary” means a corporation, general partnership, limited partnership, limited liability limited partnership, limited liability company or other entity, a majority of the outstanding voting or capital stock, partnership, membership or other voting or equity interests or general, limited or limited liability limited partnership interests, as the case may be, of which is majority owned or controlled, directly or indirectly, by the Company, or one or more other Subsidiaries of the Company.

Unless otherwise specified, a reference to a “rule” or “Rule” is to the indicated rule under the Act.

(b)       (A) (1) At the time the Registration Statement initially became effective, (2) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (3) at the Effective Time and (4) on each Closing Date, the Registration Statement complied and will comply in all material respects to the requirements of the Act, and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) (1) on its date, (2) at the time of filing of the Final Prospectus pursuant to Rule 424(b) and (3) on each Closing Date, the Final Prospectus will comply in all material respects to the requirements of the Act and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter specifically for use therein, it being understood and agreed that such information is only that described as such in Section 11 hereof.

(c)       The Registration Statement is effective under the Act and no stop order preventing or suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the Commission.  At the time the Registration Statement was filed with, and declared effective by, the Commission, the Company was eligible to register the Shares on Form F-3 promulgated under the Act, and as of the date hereof, remains eligible to use the Registration Statement pursuant to General Instruction I.B.1 of Form F-3. As of the close of trading on the NYSE American (“NYSE American”) on December 13, 2019, the aggregate market value of the outstanding voting and non-voting common equity (as defined in Rule 405) of the Company held by persons other than affiliates of the Company (pursuant to Rule 144 of the Act, those that directly, or indirectly through one or more intermediaries, control, or are controlled by, or are under common control with, the Company) (the “Non-Affiliate Shares”), was approximately $114,538,945 (calculated by multiplying (x) the price at which the common shares of the Company were last sold on NYSE American on December 13, 2019 times (y) the number of Non-Affiliate Shares). The date of this Agreement is not more than three years subsequent to the initial effective time of the Registration Statement.

(d)       As of the Applicable Time, none of (A) the General Use Free Writing Prospectus(es) issued at or prior to the Applicable Time, if any, and the prospectus supplement, dated December 16, 2019, including the base prospectus, filed August 20, 2018, and the other information, if any, stated in Schedule II to this Agreement, all considered together (collectively, the “General Disclosure Package”) and (B) any individual Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein, it being understood and agreed that such information furnished by any Underwriter consists of only the information described as such in Section 11 hereof.

(e)       The documents incorporated by reference into the Registration Statement, the General Disclosure Package and the Final Prospectus, at the time they were filed with the Commission (collectively, the “Incorporated Documents”), complied in all material respects with the requirements of the Exchange Act. Each such Incorporated Document, when taken together with the General Disclosure Package, did not as of the Applicable Time contain any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(f)       Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following the issuance of an Issuer Free Writing Prospectus, at a time when a prospectus relating to the Shares is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representative and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. This section does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein, it being understood and agreed that such information furnished by any Underwriter consists of only the information described as such in Section 11 hereof.

(g)       The Company has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that (i) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and (ii) the indemnification and contribution provisions may be limited by federal or state securities laws or public policy considerations in respect thereof.

(h)       The Shares have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company, against payment therefor pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and the issuance and sale of the Shares is not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Shares which have not been duly withdrawn, waived or satisfied. Upon the sale and delivery through the Underwriters of the Shares, and payment therefor, the Underwriters will acquire good, marketable and valid title to such Shares, free and clear of all pledges, liens, security interests, charges, claims or encumbrances. The Shares, when issued, will conform to the description thereof set forth in or incorporated into the Registration Statement, General Disclosure Package and Final Prospectus.

(i)        Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and Final Prospectus (including any Incorporated Documents), there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly withdrawn or waived.

(j)        Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus (including any Incorporated Documents), subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Final Prospectus, if any: (i) there has been no material adverse change, or any development that could be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties, operations, assets, liabilities or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its Subsidiaries, considered as one entity (any such change being referred to herein as a “ Material Adverse Change ”); (ii) the Company and its Subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, including without limitation any losses or interference with its business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree, that are material, individually or in the aggregate, to the Company and its Subsidiaries, considered as one entity, or have entered into any transactions not in the ordinary course of business; and (iii) there has not been any material decrease in the capital stock or any material increase in any long-term indebtedness of the Company or its Subsidiaries and there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other Subsidiaries, by any of the Company’s Subsidiaries on any class of capital stock, or any repurchase or redemption by the Company or any of its Subsidiaries of any class of capital stock.

(k)       Dale Matheson Carr-Hilton Labonte LLP (the “Accountant”) has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the Company’s Annual Report on Form 20-F for the fiscal year ended August 31, 2019, filed with the Commission and incorporated by reference into the Registration Statement, the General Disclosure Package and the Final Prospectus. Dale Matheson Carr-Hilton Labonte LLP is (i) an independent registered public accounting firm as required by the Securities Act, the Exchange Act, and the rules of the Public Company Accounting Oversight Board (“ PCAOB ”), (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act, (iii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn and (iv) an independent qualified public accountant qualified under the applicable provisions of the Canadian Public Accounting Board and any rules promulgated thereunder.

(l)        The consolidated financial statements filed with the Commission and incorporated by reference into the Registration Statement, the General Disclosure Package and the Final Prospectus, present fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the dates indicated and the results of their operations, changes in stockholders’ equity and cash flows for the periods specified. Such financial statements have been prepared in conformity with International Financial Reporting Standards (“ IFRS ”) as issued by the International Accounting Standards Board (the “ IASB ”) and Interpretations of the International Financial Reporting Interpretations Committee (“ IFRIC ”), applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto or as otherwise disclosed therein, and, in the case of interim financial statements, subject to normal year-end audit adjustments and the exclusion of certain footnotes. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus. To the Company’s knowledge, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data filed with the Commission as a part of the Registration Statement, the General Disclosure Package and the Final Prospectus.

(m)      The Company and each of its Subsidiaries make and keep accurate books and records and maintain a system of internal accounting controls designed to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS as issued by IASB and IFRIC and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(n)       The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act), which are designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities and are effective in all material respects to perform the functions for which they were established. Except as disclosed in the Registration Statement, since the end of the Company’s most recent audited fiscal year, there has been no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any change in its internal control over financial reporting that has occurred that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting except as disclosed in the Registration Statement.

(o)       The Company has been duly incorporated and is validly existing under the Business Corporation Act (Alberta) Canada and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business.

(p)       Each of the Company’s Subsidiaries has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, partnership or limited liability company, as applicable, in good standing (where such concept exists) under the laws of the jurisdiction of its incorporation or organization and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus. Each of the Subsidiaries is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or in good standing (where such concept exists) would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock or other equity or ownership interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through Subsidiaries, and, except as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries.

(q)       The authorized, issued and outstanding share capital of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus as of the dates referred to therein (other than for subsequent issuances, if any, pursuant to employee benefit plans, or upon the exercise of outstanding options, warrants or conversion rights, in each case described in the Registration Statement, the General Disclosure Package and the Final Prospectus). The share capital of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Final Prospectus. All of the issued and outstanding Common Shares have been duly authorized and validly issued, are fully paid and nonassessable. Except as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, none of the outstanding Common Shares was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. The Common Shares conform to the law of the jurisdiction of the Company’s incorporation and to any requirements of the Company’s organizational documents. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its Subsidiaries other than those described in the Registration Statement, the General Disclosure Package and the Final Prospectus. The descriptions of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus accurately and fairly presents the information required to be provided with respect to such plans, arrangements, options and rights.

(r)        The Shares will have been approved for listing on the NYSE American.

(s)        Neither the Company nor any of its Subsidiaries is in violation of its articles of incorporation or operating agreement or similar organizational documents, as applicable, or is in default (or, with the giving of notice or lapse of time, would be in default) (“ Default ”) under any indenture, loan, credit agreement, note, lease, license agreement, contract, franchise or other instrument (including, without limitation, any pledge agreement, security agreement, mortgage or other instrument or agreement evidencing, guaranteeing, securing or relating to indebtedness) to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of their respective properties or assets are subject (each, an “ Existing Instrument ”), except (i) for such Defaults as would not be expected, individually or in the aggregate, to have a Material Adverse Change, and (ii) as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus. The Company’s execution, delivery and performance of this Agreement, consummation of the transactions contemplated hereby and by the Registration Statement, the General Disclosure Package and the Final Prospectus and the issuance and sale of the Shares (including the use of proceeds from the sale of the Shares as described in the Registration Statement, the General Disclosure Package and the Final Prospectus under the caption “Use of Proceeds”) (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the articles of association or operating agreement or similar organizational documents, as applicable, of the Company or any Subsidiary (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any of its Subsidiaries except, as to clauses (ii) and (iii), as would not be expected, individually or in the aggregate, to have a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Registration Statement, the General Disclosure Package and the Final Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act and such as may be required under applicable state securities or blue sky laws, the Financial Industry Regulatory Authority (“ FINRA ”) or the Exchange. As used herein, a “ Debt Repayment Triggering Event ” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.

(t)        The Company and its Subsidiaries have been and are in compliance with all applicable laws, rules and regulations, except where failure to be so in compliance would not be expected, individually or in the aggregate, to have a Material Adverse Change. Each of the Company and its Subsidiaries is not in violation of any provision of its articles of incorporation or by-laws.

(u)       Except as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, there is no action, suit, proceeding, inquiry or investigation brought by or before any governmental entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries, which would be expected, individually or in the aggregate, to have a Material Adverse Change or materially and adversely affect the consummation of the transactions contemplated by this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any such Subsidiary is a party or of which any of their respective properties or assets is the subject, including ordinary routine litigation incidental to the business, if determined adversely to the Company, would not be expected to have a Material Adverse Change. No material labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is threatened or imminent.

(v)        Except as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, each of the Company and its Subsidiaries owns, is licensed or otherwise had adequate rights to use Company technology (including, without limitation, patented, patentable and unpatented inventions and unpatentable proprietary or confidential information, systems or procedures), designs, processes, trademarks, trade secrets, know how, copyrights and other works of authorship, computer programs and technical data and information that are or could reasonably be expected to be material to its business as currently conducted or as currently proposed to be conducted, except to the extent that the failure to own, possess, license or otherwise hold adequate right to use such Intellectual Property would not, individual, or in the aggregate have a Material Adverse Change.

(w)      Except as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, each of the Company and its Subsidiaries has (i) all governmental and other regulatory licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as described in the Registration Statement, the General Disclosure Package or the Prospectus; (ii) performed all obligations required to be performed by it, and is not in default under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease or other agreement or instrument (individually, a “ Contract ” and collectively, “ Contracts ”) to which it is a party or by which its property is bound or affected, except, in each case, where the failure to do so or where such default would not reasonably be expected to have a Material Adverse Change.  Each Contract was duly authorized, executed and delivered by the Company or the relevant Subsidiary of the Company, constitutes valid and binding agreements of the Company or such Subsidiary of the Company and are enforceable against the Company or such Subsidiary of the Company in accordance with the terms thereof, except, in each case, where the failure to do so or where such default would not reasonably be expected to have a Material Adverse Change.   To the knowledge of the Company, no other party under any Contract to which it or its Subsidiaries is a party is in default in any respect thereunder. Neither the Company nor any of its Subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the Contracts and no such termination or non-renewal has been threatened by the Company or any of its Subsidiaries or, to the Company’s knowledge, any other party to any such contract or agreement, which threat of termination or non-renewal has not been rescinded as of the date hereof, except where such termination or non-renewal would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change.

(x)        Except as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company and its Subsidiaries have good and marketable title to all of the real and personal property and other assets reflected as owned in the financial statements referred to in Section 1(l) above (or elsewhere in the Registration Statement, the General Disclosure Package or the Final Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects, except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus or as would not reasonably be expected to have a Material Adverse Change. The real property, improvements, equipment and personal property held under lease by the Company or any of its Subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such Subsidiary.

(y)       Except where the failure to do so would not constitute a Material Adverse Change, (a) all tax returns (including tax refund requests) required to be filed pursuant to applicable law by or with respect to the Company and any of its Subsidiaries have been timely filed, or proper request of extension thereof has been filed, and (b) all tax returns filed are complete and correct, and all taxes, fines or penalties due including any interest and penalties, except tax deficiencies that the Company or any of its Subsidiaries are contesting in good faith subject to applicable reserves, have been timely paid and fully reserved against in the applicable financial statements referred to in Section 1(l). On each of the Applicable Time and Closing Date, as applicable all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

(z)        Except as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, each of the Company and its Subsidiaries are insured with policies in such amounts and with such deductibles and covering such risks as the Company believes are adequate and customary for companies engaged in similar industries including, but not limited to, policies covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes and policies covering the Company and its Subsidiaries for product liability claims and clinical trial liability claims and such insurance is in full force and effect. The Company has no reason to believe that it or any of its Subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not be expected to have a Material Adverse Change. Neither the Company nor any of its Subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(aa)      Except as described in the Registration Statement, the General Disclosure Package and the Final Prospectus,

(i)            The Buckreef Project in Tanzania, as described in the Registration Statement, the General Disclosure Package and the Final Prospectus (“Material Property”), is the only resource property that is currently material to the Company in which the Company or the Subsidiaries have an interest.

(ii)            The Company, directly or through its Subsidiaries, holds an interest in fee or freehold title, mining leases, mining concessions, mining claims, exploration permits, prospecting permits, participant interests, conventional property agreements, or proprietary interests or rights, or other similar contractual rights recognized in the jurisdiction in which the Material Property are located, in respect of the ore bodies and minerals located on the Material Property in which the Company (through the applicable subsidiary) has an interest under valid, subsisting and enforceable title documents or other recognized and enforceable agreements, instruments, contracts, arrangements or understandings, sufficient to permit the Company (through the applicable subsidiary) to explore for the minerals relating thereto, and all such material documents, agreements, instruments, contracts, arrangements or understandings in connection with the Material Property (“Material Property Agreements”) are valid and subsisting and enforceable in accordance with their terms, except in each case where the failure to be so would not be reasonably expected to have a Material Adverse Change.

(iii)            All concessions, leases, property agreements and contracts, claims and permits relating to the Material Property in which the Company (through the applicable subsidiary) has an interest or right have been validly granted, located, approved, executed and/or recorded or filed in accordance with all applicable laws and are valid, subsisting and enforceable in all respects, except in each case where the failure to be so would not be reasonably expected to have a Material Adverse Change.

(iv)            Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company (through the applicable Subsidiary) has, or reasonably anticipates receiving in due course, all necessary surface rights, access rights and other necessary rights and interests relating to the Material Property in which the Company (through the applicable subsidiary) has an interest granting the Company (through the applicable Subsidiary) the right and ability to explore for minerals, ore and metals as are appropriate in view of the rights and interest therein of the Company or the applicable Subsidiary, with only such exceptions as do not materially interfere with the current use made by the Company or the applicable Subsidiary of the rights or interest so held, and each of the proprietary interests or rights and each of the Material Property Agreements is currently in good standing in all respects in the name of the Company or the applicable Subsidiary, except where such failure to be so would not reasonably be expected to have a Material Adverse Change.

(bb)     All assessments or other work required to have been performed to date in relation to the material mining claims and mining rights of the Company and the applicable Subsidiary in order to maintain their respective interests therein, if any, have been performed to date and, except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company and the applicable Subsidiary have complied in all respects with all applicable laws in this regard as well as with legal and contractual obligations to third parties in this regard except in respect of mining claims and mining rights that the Company and the applicable Subsidiary intend to abandon or relinquish and except for any non-compliance which would not either individually or in the aggregate reasonably be expected to have a Material Adverse Change.

(cc)      Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, all mining operations by the Company and its Subsidiaries on the Material Properties have for the past five (5) years been conducted with the exercise of reasonable diligence, skill, care and prudence for mining operations in similar locations under similar circumstances.

(dd)     Schedule 6(dd) sets out each applicable technical report relating to the Material Property (the “Reports”) as of the date of this Agreement. Each Report was at the time of filing compliant, in all material respects, with the requirements of the provisions of NI 43-101 - Standards of Disclosure for Mineral Projects (“NI 43-101”). All scientific and technical information disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus: (i) is based upon information prepared by or under the supervision of, or approved by, a “qualified person” (as such term is defined in NI 43-101) and (ii) was true, complete and accurate in all material respects at the time of filing. The Company made available to the respective authors thereof prior to the issuance of all of the Reports, for the purpose of preparing the Reports, as applicable, all information requested, and no such information contained any misrepresentation as at the time the relevant information was made available. The Reports, as of their respective dates, accurately and completely set forth all material facts relating to the Material Property, and as of the date hereof and the date of the Prospectus, there is no new material scientific or technical information concerning any of the Material Property not included in the Reports. With respect to information set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus: (i) information relating to the Company’s estimates of mineral reserves and resources as at the date they were prepared has been reviewed and verified by the Company or independent consultants to the Company as being consistent with the Company’s mineral reserve and mineral resource estimates as at the date they were prepared; (ii) the mineral reserve and mineral resource estimated have been prepared in accordance with Industry Guide 7 under the Act and/or National Instrument 43-101 - Standards of Disclosure for Mineral Projects, as applicable, by or under the supervision of a “qualified person” as defined therein; and (iii) the methods used in estimating the Company’s mineral reserves and mineral resources are in accordance with accepted mineral reserve and mineral resource estimation practices.

(ee)     Except as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, and except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Change:

(i)        each of the Company and its Subsidiaries is in compliance in all material respects with all applicable federal, provincial, state, municipal and local laws, statutes, ordinances, regulations and binding orders, directives and decisions rendered by any government ministry, government department or administrative or regulatory agency, whether domestic or foreign, in each case, relating to the protection of the environment, the processing, use, treatment, storage, disposal, discharge, transport or handling of any pollutants, contaminants, chemicals, substances or industrial wastes classified as toxic or hazardous to human health or the environment (the “Hazardous Substances”), or with respect to exposure to Hazardous Substances, occupational health and safety (collectively, the “Environmental Laws”);

(ii)        the Company and its Subsidiaries have all permits, licenses, authorizations and approvals required for their operations as currently conducted under any applicable Environmental Law (“Environmental Permits”) and are in compliance with all terms and conditions of each Environmental Permit;

(iii)        there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, claims, liens or proceedings against the Company or any of its Subsidiaries, relating to any alleged violation of or liability under Environmental Law;

(iv)        neither the Company nor any of its Subsidiaries is subject to (A) any written demand, written notice of default, summons, notice of judgment or commencement of proceedings with respect to any alleged violation of or liability arising under Environmental Laws; or (B) any outstanding legal obligations to remedy, pay compensation, or make any payment in the nature of a fine in relation to any violation of Environmental Laws; and

(v)        to the Company’s knowledge, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries pursuant to any Environmental Laws.

(ff)       Neither the Company nor any of its Subsidiaries maintains or contributes to, or has any liability with respect to, a defined benefit plan as defined in Section 3(35) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).  No plan maintained or contributed to by the Company that is subject to ERISA (an “ERISA Plan”) (or any trust created thereunder) has engaged in a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) that could subject the Company or any of its Subsidiaries to any material tax penalty on prohibited transactions and that has not adequately been corrected.

(gg)     The Company is not, and will not be, either after receipt of payment for the Shares or after the application of the proceeds therefrom as described under “Use of Proceeds” in the Registration Statement, the General Disclosure Package and the Final Prospectus, required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(hh)     Neither the Company nor any of its Subsidiaries has taken, directly or indirectly (without giving any effect to the activities of the Underwriters), any action designed to or that might cause or result in stabilization or manipulation of the price of the Common Shares or of any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) with respect to the Common Shares, whether to facilitate the sale or resale of the Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M.

(ii)       There are no business relationships or related-party transactions involving the Company or any of its Subsidiaries or any other person required to be described in the Registration Statement, the General Disclosure Package and the Final Prospectus that have not been described as required.

(jj)       All of the information provided to the Underwriters or to counsel for the Underwriters by the Company, its counsel, its officers and directors to be used by the Underwriters in their filings with FINRA in connection with the offering of the Shares is true, complete, and correct in all material respects, and any letters, filings or other supplemental information provided to FINRA by the Company pursuant to FINRA Rules is true, complete and correct in all material respects.

(kk)     All statistical, demographic and market-related data included in the Registration Statement, the General Disclosure Package and the Final Prospectus are based on or derived from sources that the Company believes, to be reliable and accurate in all material respects.

(ll)        Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or any Subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(mm)    Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any domestic government official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA or any applicable non-U.S. anti-bribery statute or regulation; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, such foreign official or employee; and the Company and its Subsidiaries and, to the knowledge of the Company, the Company’s affiliates have conducted their respective businesses in compliance with the FCPA and have instituted policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(nn)     The operations of the Company and its Subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(oo)     Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds from the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any Subsidiary, or any joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or impermissibly in any country or territory, that currently is the subject to any U.S. sanctions administered by OFAC or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of U.S. sanctions administered by OFAC.

(pp)     Except pursuant to this Agreement, there is no broker, finder or other party that is entitled to receive from the Company or any Subsidiary any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(qq)     Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act), if any, contained in the Registration Statement, the General Disclosure Package and the Final Prospectus (i) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances and (ii) is accompanied by meaningful cautionary statements identifying those factors that could cause actual results to differ materially from those in such forward-looking statement. No such statement was made with the knowledge of an executive officer or director of the Company that is was false or misleading.

(rr)       The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act (“Foreign Private Issuer”).

(ss)      Except as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, no Subsidiary of the Company is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary’s equity securities or from repaying to the Company or any other Subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such Subsidiary from the Company or from transferring any property or assets to the Company or to any other Subsidiary.

(tt)       Neither the Company nor any of the Subsidiaries (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or is a “person associated with a member” or “associated person of a member” (within the meaning set forth in the FINRA Manual).

(uu)     The Company has not relied upon the Underwriters or legal counsel for the Underwriters for any legal, tax or accounting advice in connection with the offering and sale of the Shares.

(vv)     There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated thereunder. Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by it or furnished by it to the Commission. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(ww)    Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(xx)      The Company was not and is not an ineligible issuer as defined in Rule 405 under the Securities Act at the times specified in Rules 164 and 433 under the Securities Act in connection with the offering of the Shares.

(yy)     Each Issuer Free Writing Prospectus, as of its issue date and as of each Applicable Time, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the General Disclosure Package and the Final Prospectus, including any incorporated document deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon written information furnished to the Company by any Underwriter specifically for use therein, it being understood and agreed that such information is only that described as such in Section 11 hereof.

(zz)      As of August 31, 2019, the Company has not determined whether it may be deemed a “passive foreign investment company,” as such term is defined in the Code. Neither the Company nor any Subsidiary of the Company has any knowledge that it is, or, after giving effect to the offering, issuance and sale of the Shares hereunder and the application of the proceeds thereof, that it will be, a “controlled foreign corporation” as defined by the Code.

(aaa)    Except as provided by laws or statutes generally applicable to transactions of the type described in this Agreement, neither the Company nor any of its respective properties, assets or revenues has any right of immunity under Canadian or United States law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Canadian or United States federal court, from service of process, attachment upon or prior judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement. To the extent that the Company or any of its respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 7(f) of this Agreement.

(bbb)   The Company has the power to submit, and pursuant to Section 7(f) of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the State of New York, Borough of Manhattan, in the City of New York, New York, U.S.A. (each, a “New York Court”), and the Company has the power to designate, appoint and authorize, and pursuant to Section 7(f) of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and authorized the an agent for service of process in any action arising out of or relating to the Shares or this Agreement or any of the transactions contemplated hereby in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 7(f) hereof.

The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to this Agreement, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

2.         Purchase, Sale and Delivery of the Shares.

(a)       On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company hereby appoints the Underwriters as agents of the Company to use their “best efforts” to assist the Company in finding subscribers for the Offering, and each Underwriter agrees, severally and not jointly, as agent of the Company, to offer and sell the Shares for the Company pursuant to this Agreement at a price of $0.575 per share.

(b)       Subject to the provisions of this Agreement, as compensation for the services rendered, on the Closing Date, the Underwriters shall receive an amount equal to seven percent (7.0%) (the “Commission Rate”) of the aggregate gross proceeds received by the Company for the sale of the Shares; provided, that the Commission Rate shall be reduced to four percent (4%) of the aggregate gross proceeds received by the Company for the sale of Shares to investors introduced to the Underwriters by the Company. The Underwriters shall allocate such fees as they mutually agree and such allocation shall be provided to the Company at or prior to the Closing Date. The Underwriters agree that the foregoing compensation, together with any expense reimbursements payable hereunder, constitutes all of the compensation that the Underwriters shall be entitled to receive in connection with the transactions contemplated by this Agreement.

(c)       The Underwriters may retain other brokers or dealers (each, a “Subagent”) who are members in good standing of FINRA and duly registered as broker-dealers under the Exchange Act and under the laws of any states in which the offering is conducted (except where such registration is not required by law) to assist them and to act as subagents on their behalf in connection with the offering, and may enter into agreements with such Subagent for the offer and sale of the Shares adopting such provisions of this Agreement for the benefit of the Subagents as the Underwriters deem appropriate; provided, however, that the Company will only be obligated to pay the Underwriters, in accordance with the terms of this Agreement, for their services rendered hereunder and shall be under no obligation to make any payment of any kind to any such Subagent.

(d)       Payment for the Shares to be sold hereunder is to be made in federal (same day) funds against delivery thereof to the Representative for the several accounts of the Underwriters. Such payment and delivery are to be made through the facilities of The Depository Trust Company, New York, New York, at 10:00 a.m., New York time, on a date that is no later than seven business days after the date of this Agreement as you and the Company shall agree upon, such time and date being herein referred to as the “Closing Date”. As used herein, “business day” means a day on which NYSE American is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.

(e)       Subject to the provisions of this Agreement and the performance by the Company of all of its obligations to be performed hereunder, the Underwriters agree to offer and sell the Securities for the Company on a best efforts basis. It is understood and agreed that the Underwriters shall not and are under no obligation to purchase any Shares for their own account and that this Agreement does not create any partnership, joint venture, or other similar relationship between or among the Underwriters and the Company. The Company recognizes that “best efforts” does not assure that the Offering will be consummated.

3.         Offering by the Underwriters.

It is understood that the several Underwriters propose to offer the Shares to the public as set forth in the Final Prospectus. The Representative may from time to time thereafter change the public offering price and other selling terms, subject to the Company’s written approval. It is further understood that you will act as the Representative for the Underwriters in the offering and sale of the Shares.

4.         Covenants of the Company. The Company covenants and agrees with the several Underwriters that:

(a)       The Company has filed or will (A) prepare and timely file with the Commission under Rule 424(b) under the Act each Statutory Prospectus (including the Final Prospectus) in a form approved by the Representative, and (B) not file any amendment to the Registration Statement or distribute an amendment or supplement to the General Disclosure Package or the Final Prospectus or document incorporated by reference therein of which the Representative shall not previously have been advised and furnished with a copy or to which the Representative shall have reasonably objected in writing or which is not in compliance with the Act.

(b)       The Company will (i) not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) required to be filed by the Company with the Commission under Rule 433 under the Act unless the Representative approves its use in writing prior to first use (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Representative hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus(es) included on Schedule II hereto, (ii) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, (iii) comply with the requirements of Rules 164 and 433 under the Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and (iv) not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(c)       The Company will advise the Representative promptly (A) of receipt of any comments from the Commission, (B) when any supplement to any Statutory Prospectus, any Issuer Free Writing Prospectus, or any amendment to the Final Prospectus has been filed, (C) of any request of the Commission for amendment of the Registration Statement or for supplement to the General Disclosure Package or any Statutory Prospectus or for any additional information, (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Statutory Prospectus, any Issuer Free Writing Prospectus, the Final Prospectus, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Act, (E) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which any Statutory Prospectus, the General Disclosure Package, any Issuer Free Writing Prospectus, or Final Prospectus, as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when any Statutory Prospectus, the General Disclosure Package, any such Issuer Free Writing Prospectus or Final Prospectus is delivered to a purchaser, not misleading, and (F) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or, to the knowledge of the Company, threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any order referred to in clause (D) or (F) of this paragraph and to obtain as soon as possible the lifting thereof, if issued.

(d)       The Company will cooperate with the Representative in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representative may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose; provided that the Company shall not be required to (x) qualify as a foreign corporation, (y) file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent, or (z) subject itself to taxation in any such jurisdiction if it is not otherwise so subject. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representative may reasonably request for distribution of the Shares.

(e)       The Company will deliver to, or upon the order of, the Representative, from time to time, as many copies of any Statutory Prospectus as the Representative may reasonably request. The Company will deliver to, or upon the order of, the Representative, from time to time, as many copies of any Issuer Free Writing Prospectus as the Representative may reasonably request. The Company will deliver to, or upon the order of, the Representative during the period when delivery of a Statutory Prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) (the “Prospectus Delivery Period”) is required under the Act, as many copies of the Statutory Prospectus in final form, or as thereafter amended or supplemented, as the Representative may reasonably request.

(f)       The Company will comply with the Act and the Exchange Act, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Final Prospectus. If during the period in which a prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) is required by law to be delivered by an Underwriter or dealer, any event or development shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement any Statutory Prospectus or the General Disclosure Package in order to make the statements therein, in the light of the circumstances existing at the time the Statutory Prospectus or General Disclosure Package is delivered to a purchaser, not misleading in any material respect, or, if it is necessary at any time to amend or supplement any Statutory Prospectus or the General Disclosure Package to comply with any law, the Company promptly will either (i) prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to any Statutory Prospectus or General Disclosure Package, or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Final Prospectus so that the Final Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading in any material respect, or so that the Final Prospectus will comply with the law.

(g)       The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earning statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earning statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 under the Act and will advise you in writing when such statement has been so made available.

(h)       Prior to the Closing Date, the Company will furnish to the Underwriters, as soon as they have been prepared by or are available to the Company (in the Company’s ordinary course of business), a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(i)       No offering, pledge, sale, contract to sell, short sale or other disposition of any Common Shares of the Company or other securities convertible into or exchangeable or exercisable for Common Shares or derivative of Common Shares (or agreement for such) will be made for a period starting after the date of the Final Prospectus and extending to, but not including, January 30, 2020, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of the Representative. Notwithstanding the foregoing, the Company may (i) sell the Shares to the Underwriters, (ii) issue Common Shares upon exercise, conversion, or exchange of option or other securities, (iii) file one or more registrations statements registering the secondary sale of Common Shares or securities convertible into or exchangeable or exercisable for Common Shares, (iv) issue Common Shares, options to purchase Common Shares or restricted stock units or similar equity securities pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Registration Statement or Final Prospectus or to be adopted by the Company and its shareholders, (v) issue Common Shares, options, restricted stock units or similar equity securities to the Company’s directors as compensation for their services as directors, (vi) enter into agreements providing for the issuance by the Company of Common Shares or any security convertible into or exchangeable or exercisable for Common Shares in connection with the acquisition by the Company or any of its subsidiaries of the securities, business, property or other assets of another person or entity (including pursuant to an employee benefit plan assumed by the Company in connection with such acquisition), and issue any such securities pursuant to any such agreement, and (vii) enter into agreements providing for the issuance of Common Shares or any security convertible into or exercisable for Common Shares in connection with joint ventures, commercial relationships, debt financing or other strategic transactions, and issue any such securities pursuant to any such agreements.

(j)       The Company shall maintain the listing of the Shares, subject to notice of issuance, on the NYSE American.

(k)       Intentionally omitted.

(l)       The Company shall apply the net proceeds of its sale of the Shares substantially in the manner described under the caption “Use of Proceeds” in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(m)       The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the Investment Company Act.

(n)       The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Shares.

(o)       The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

5.          Costs and Expenses.

The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: (i) accounting fees of the Company; (ii) the fees and disbursements of counsel for the Company; (iii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon; (iv) any roadshow expenses; (v) the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, any Statutory Prospectuses, the Issuer Free Writing Prospectuses, the Final Prospectus, this Agreement, the listing application, any Blue Sky survey, in each case, any supplements or amendments thereto; (vi) the filing fees of the Commission; (vii) the filing fees and reasonable and documented expenses (including related fees and expenses of counsel for the Underwriter) incident to securing any required review by FINRA of the terms of the sale of the Shares; (viii) all expenses and application fees related to the listing of the Shares on NYSE American; (ix) the cost of printing certificates, if any, representing the Shares; (x) the costs and charges of any transfer agent, registrar or depositary; (xi) the reasonable and documented expenses of the Underwriter, including the related fees and disbursements of counsel for the Underwriters, incident to the offer and sale of the Shares under this Agreement by the Underwriter, and (xii) the reasonable and documented expenses, including the related fees and expenses of counsel for the Underwriters, incurred in connection with the qualification of the Shares under foreign or state securities or Blue Sky laws and the preparation, printing and distribution of a Blue Sky memorandum. Notwithstanding the foregoing, in no event shall the amount of expenses reimbursed to the Underwriters in connection with clauses (vii), (xi) and (xii) above exceed $21,500 in the aggregate.

6.          Conditions of Obligations of the Underwriters.

The several obligations of the Underwriters hereunder are subject to the accuracy, as of the Applicable Time and the Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

(a)       The Final Prospectus shall have been filed with the Commission in accordance with the Rule 424(b) under the Act. Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriters, shall be contemplated by the Commission.

(b)       The Representative shall have received on the Closing Date, (i) a written opinion and negative assurance letter of Lewis Brisbois Bisgaard & Smith LLP, United States counsel to the Company (“U.S. Company Counsel”), (ii) the written legal opinion of Miller Thomson LLP , Canadian counsel to the Company (“Canadian Company Counsel”), and (iii) the written legal opinion of KNR Legal, Tanzanian counsel to the Company (“Tanzanian Company Counsel”).

(c)       The Representative shall have received on each of the date hereof and the Closing Date, as the case may be, a letter or letters, in form and substance satisfactory to you, of the Company’s mineralization engineers with respect to the Reports.

(d)       You shall have received, on the Closing Date, a letter dated the date of the Closing Date, in form and substance satisfactory to you, of the Accountant confirming that they are an independent registered public accounting firm with respect to the Company and the Subsidiaries within the meaning of the Act and the PCAOB and stating that in their opinion the financial statements and schedules examined by them and included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus comply in form in all material respects with the applicable accounting requirements of the Act; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(e)       The Representative shall have received on the Closing Date a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date, each of them severally represents as follows:

            (i)       The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement or no order preventing or suspending the use of any Statutory Prospectus, any Issuer Free Writing Prospectus or the Final Prospectus has been issued, and no proceedings for such purpose or pursuant to Section 8A of the Act have been taken or are, to his or her knowledge, contemplated or threatened by the Commission;

            (ii)      The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date; and

            (iii)      For the period from and including the date of this Agreement through and including such date, there has not been any material adverse change or any change or development, that individually or in the aggregate, would reasonably be expected to have a material adverse change in the business, management, properties, assets, rights, op-erations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, except as set forth in the General Disclosure Package and the Final Prospectus.

(f)       The Company shall have furnished to the Representative such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representative may reasonably have requested.

(g)       The Company shall have submitted a listing of additional shares notification form to NYSE American with respect to the Shares and shall have received no objection thereto from NYSE American.

(h)       No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Shares by the Company; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Shares by the Company.

The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects reasonably satisfactory to the Representative and to Michael Best & Friedrich LLP, counsel for the Underwriters.

If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representative by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date.

In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 7 hereof).

7.         Indemnification.

(a)       The Company agrees:

(i)       to indemnify and hold harmless each Underwriter, the directors and officers of each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Statutory Prospectus, any Issuer Free Writing Prospectus, the Final Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any Statutory Prospectus, any Issuer Free Writing Prospectus, the Final Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability (or action or proceeding in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Statutory Prospectus, any Issuer Free Writing Prospectus, the Final Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 11 hereof; and

(ii)       to reimburse each Underwriter, each Underwriters’ directors and officers, and each such controlling person upon demand for any documented legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that any such Underwriter, any such director or officer or any such controlling person was not entitled to receive payments for legal and other expenses pursuant to this subparagraph, then the Underwriters will promptly return all sums that had been advanced pursuant hereto.

(b)       Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Statutory Prospectus, any Issuer Free Writing Prospectus, the Final Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any Statutory Prospectus, any Issuer Free Writing Prospectus, the Final Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Statutory Prospectus, any Issuer Free Writing Prospectus, the Final Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 11 hereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

(c)        In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 7, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 7(a) or (b) hereof shall be available to any party who shall fail to give notice as provided in this Section 7(c) if the indemnifying party was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 7(a) or (b) hereof. In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the reasonable and documented fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of separate counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel reasonably acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. Such separate counsel shall be designated in writing by you in the case of parties indemnified pursuant to Section 7(a) hereof and by the Company in the case of parties indemnified pursuant to Section 7(b) hereof. The indemnifying party shall not be liable for any compromise or settlement of any pending or threatened claim, action or proceeding, or for any consent to the entry of any judgment in any pending or threatened claim, action or proceeding, in each case effected without its written consent but if settled or compromised with such written consent of the indemnifying party or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement, compromise or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel to which it is entitled to be reimbursed under this Section 7, such indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request and the other provisions of this Section 7 prior to the date of such settlement.

(d)       To the extent the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or (b) hereof in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Final Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)        The Company, and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 7(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(e), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 7(e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f)        In any proceeding relating to the Registration Statement, any Statutory Prospectus, any Issuer Free Writing Prospectus, the Final Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 7 hereby consents to the exclusive jurisdiction of (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan and (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan.

(g)        The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter, its directors or officers or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, its directors or officers or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

8.          Notices.

All notices, consents, approvals, waivers or other communications (each, a “Notice”) required or permitted hereunder, except as herein otherwise specifically provided, shall be in writing and shall be (i) delivered personally or by commercial messenger, (ii) sent via a recognized overnight courier service, (iii) sent by registered or certified mail, postage pre-paid and return receipt requested, or (iv) sent by e-mail or facsimile transmission, provided confirmation of receipt is received by sender and the original Notice is sent or delivered contemporaneously by an additional method provided in this Section 8; in each case so long as such Notice is addressed to the intended recipient thereof as set forth below. Any party may change its address specified below by giving each party Notice of such change in accordance with this Section 8. Any Notice shall be deemed given upon actual receipt (or refusal of receipt).

To the Underwriters:	R.F. Lafferty & Co., Inc. 40 Wall Street, 19th Floor New York, NY 10005 Attention: Robert Hackel, Chief Operating Officer Email: rhackel@rflafferty.
With a copy to (which shall not constitute notice):	Michael Best & Friedrich LLP 170 South Main Street, Suite 1000 Salt Lake City, UT 84101 Attention: James R. Kruse email: jrkruse@michaelbest.com
To the Company: With a copy to (which shall not constitute notice):

Tanzanian Gold Corporation

Bay Adelaide Center, East Tower

22 Adelaide Street West, Suite 3400

Toronto, Ontario M5H 4E3

Attention: James Sinclair, Executive Chairman

Email: j.sinclair@tangoldcorp.com

Lewis Brisbois Bisgaard & Smith LLP

333 Bush Street, Suite 1100

San Francisco, CA 94104

Attn: Daniel B. Eng

E-mail: Daniel.eng@lewisbrisbois.com

9.          Termination.

(a)        This Agreement may be terminated by the Representative by notice to the Company (a) at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Final Prospectus, any material adverse change or any development, that individually or in the aggregate, would reasonably be expected to have a material adverse change in the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, except as set forth in the General Disclosure Package and the Final Prospectus; (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis (including, without limitation, an act of terrorism) or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your judgment, materially impair the investment quality of the Shares; (iii) suspension of trading in securities generally on the New York Stock Exchange or the NASDAQ Global Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on any such exchange; (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company; (v) the declaration of a banking moratorium by the United States or New York State authorities; (vi) any downgrading, or placement on any watch list for possible downgrading, in the rating of any of the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization” (within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act) or any public announcement by such organization that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading); or (vii) the suspension of trading of the Company’s common stock by NYSE American, the Commission or any other governmental authority; or (b) as provided in Section 6 of this Agreement.

(b)       The Company may terminate this Agreement by written notice to the Representative if the closing has not occurred within ten (10) business days after the date of this Agreement.

10.        Successors.

This Agreement has been and is made solely for the benefit of the Underwriters, the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

11.       Information Provided by Underwriters.

The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in the Registration Statement, any Statutory Prospectus, any Issuer Free Writing Prospectus, or the Final Prospectus consists of the information set forth in the eighth paragraph under the caption “Underwriting” in the Final Prospectus.

12.       Miscellaneous.

The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers, and (c) delivery of and payment for the Shares under this Agreement.

The Company acknowledges and agrees that each Underwriter in providing investment banking services to the Company in connection with the offering, including in acting pursuant to the terms of this Agreement, has acted and is acting as an independent contractor and not as a fiduciary and the Company and does not intend such Underwriter to act in any capacity other than as an independent contractor, including as a fiduciary or in any other position of higher trust. Additionally, neither the Representative nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.

The Underwriters, on the one hand, and the Company (on its own behalf and, to the extent permitted by law, on behalf of its stockholders), on the other hand, waive any right to trial by jury in any action, claim, suit or proceeding with respect to your engagement as underwriter or your role in connection herewith.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

TANZANIAN GOLD CORPORATION

By:	/s/ James Sinclair
Name: James Sinclair Title:Executive Chairman

Signature Page Underwriting Agreement

The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.

R.F. LAFFERTY & CO., INC.

As Representative of the several

Underwriters listed on Schedule I hereto

By:	/s/ Robert Hackel
Name: Robert Hackel Title:Chief Operating Officer

Signature Page Underwriting Agreement

SCHEDULE I

Schedule of Underwriters

Underwriter

R.F. Lafferty & Co., Inc.

SCHEDULE I

SCHEDULE II

Issuer Free Writing Prospectus

None.

SCHEDULE I

SCHEDULE 6(dd)

Amended NATIONAL INSTRUMENT 43-101, Independent Technical Report Mineral Reserves Estimate and Pre-Feasibility Study on the Buckreef Gold Mine Project, Tanzania, East Africa for Tanzanian Royalty Exploration Corporation (TRX), with an effective date of June 26, 2018.

SCHEDULE I